SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CURTISS-WRIGHT CL B

                    GABELLI SECURITIES, INC.
                                11/05/03            9,400            74.4000
                                11/19/03            1,000            76.7000
                    	GABELLI ASSOCIATES FUND
                                11/19/03           18,500            76.7000
                    	GAF II
                                11/19/03            1,000            76.7000
                    	GABELLI ASSOCIATES LTD
                                11/19/03           15,000            76.7000
                    GAMCO INVESTORS, INC.
                                11/19/03           14,500            76.7000
                                11/03/03              400            73.9900
                                11/03/03              400-           74.0650


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.